                           EXHIBIT 21.1 - SUBSIDIARIES

                                  Jurisdiction of               % Owned by
Name of Subsidiary                 Incorporation           Tricord Systems, Inc.
------------------                 -------------           ---------------------
Tricord Systems UK Ltd.           United Kingdom                   100%